2Q 2026 - Financial Results July 22, 2026 Exhibit 99.2

Forward-Looking Statements 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance, dividend payments and stock repurchases. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by external circumstances outside the Company's direct control, such as (1) an inability to successfully execute our core business strategy; (2) adverse events or conditions impacting the financial services industry, (3) our ability to access capital, including the impact of our credit rating; (4) credit risk inherent in the business of making loans and embedded in our securities portfolio, including inadequate allowance for credit losses and real estate market conditions and valuations; (5) interest rate risk, (6) liquidity risks, (7) risks related to the regulation of our industry, (8) operational risk, including dependence on information technology and third party service providers and the risk of systems failures, interruptions or breaches of security or inability to keep pace with technological change; (9) reputational risk, (10) the impact of conditions in the financial markets and economic conditions generally; (11) ineffective risk management or internal controls; and (12) the selection and application of accounting policies and methods and related assumptions and estimates. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov).

Executing On and Delivering Shareholder Value 3 • $0.97 diluted EPS, up 7% vs a year ago • PPNR(1) of $109.9 million, up $0.3 million vs a year ago • Net interest income of $255.3 million; NIM of 3.06%, up 13 bps vs a year ago • Provision for credit losses of $15.6 million, down $9.0 million vs prior quarter • NPLs down $51 million, or 19%, vs prior quarter; down $152 million, or 40%, vs a year ago • Average Total Deposits (excluding brokered): Up $811 million from prior quarter and up $1.5 billion from a year ago • Ending Non-Interest Demand Deposits (NIDDA) represented 34% of total deposits; up $991 million, or 11%, vs prior quarter and up $822 million, or 9%, vs a year ago • Average NIDDA up $564 million, or 7%, from prior quarter and $1 billion or 13%, from a year ago • Average Core Loans(2) increased $195 million, or 1%, from prior quarter, and increased $643 million, or 4%, from a year ago Financial Performance Funding and Asset Mix (1) Represent a non-GAAP measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. (2) Core Loans include CRE, C&I, Mortgage Warehouse Lending, and Municipal Finance. (4) Returned $44.5 million during the year ended December 31, 2025 and returned $109.7 million during the six months ended June 30, 2026. Capital • CET1 ratio of 12.3% • Tangible book value per share of $40.48(1), up 6% vs prior year • Returned $50.1 million during the quarter to shareholders through share repurchases(4)

Key Profitability Metrics Are Steadily Improving ($ in millions) 4 $69 $72 $72 $62 $71 $69 Net Income Adj. Net Income 2Q25 3Q25 4Q25 1Q26 2Q26 9.4% 9.5% 9.2% 8.1% 9.3% 8.9% ROE Adj. ROE 2Q25 3Q25 4Q25 1Q26 2Q26 $246 $250 $258 $249 $255 2.93% 3.00% 3.06% 2.99% 3.06%Net Interest Income NIM 2Q25 3Q25 4Q25 1Q26 2Q26 0.78% 0.82% 0.81% 0.72% 0.81% 0.78% ROA Adj. ROA 2Q25 3Q25 4Q25 1Q26 2Q26 Net Interest Income & Net Interest Margin Net Income Return on Assets(3) Return on Equity(3) $110 $110 $119 $106 $110 $115 PPNR Adj. PPNR 2Q25 3Q25 4Q25 1Q26 2Q26 Pre-Provision Net Revenue(2) $0.91 $0.95 $0.94 $0.83 $0.97 $0.90 EPS Adj. EPS 2Q25 3Q25 4Q25 1Q26 2Q26 EPS (1) Adjusted net income, ROA, ROE, and EPS are adjusted for the impact of write downs of previously capitalized software totaling $3.8 million before taxes. (2) Represents a non-GAAP measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. (3) Quarterly annualized ratios. (1)(2) (1)(2) (1)(2) (1)(2) (3)

Second Quarter Earnings Highlights

BankUnited

($ in millions, except per share data)	2Q25	1Q26	2Q26	Change From 2Q25	Change From 1Q26
Income Statement					
Net Interest Income	$246	$249	$255	$9	$6
Provision for Credit Losses	$16	$25	$16	$—	($9)
Total Non-Interest Income	$28	$25	$29	$1	$4
Total Non-Interest Expense	$164	$167	$175	$11	$8
Net Income	$69	$62	$71	$2	$9
EPS	$0.91	$0.83	$0.97	$0.06	$0.14
Net Interest Margin	2.93%	2.99%	3.06%	0.13%	0.07%
Balance Sheet					
Average Core Loans(1)	$16,363	$16,810	$17,006	$643	$196
Average Total Loans	$23,901	$23,835	$23,839	($62)	$4
Ending Non-Interest DDA	$9,113	$8,944	$9,935	$822	$991
Ending Total Deposits	$28,646	$29,360	$28,881	$235	($479)
Ending Core Deposits (excluding brokered)	$24,554	$24,767	$25,848	$1,294	$1,081
Capital					
CET1	12.2%	12.2%	12.3%	0.1%	0.1%
Total Risk-Based Capital	14.3%	14.0%	13.9%	(0.4)%	(0.1)%
Asset Quality					
Non-Performing Assets to Total Assets(2)	1.08%	0.79%	0.66%	(0.42)%	(0.13)%
ACL to Total Loans	0.93%	0.87%	0.91%	(0.02)%	0.04%
Commercial ACL to Commercial Loans(3)	1.36%	1.25%	1.30%	(0.06)%	0.05%

(1) Core Loans include CRE, C&I, Mortgage Warehouse Lending, and Municipal Finance. (2) Includes guaranteed portion of non-accrual SBA loans. (3) For purposes of this ratio, commercial loans includes the core C&I and CRE sub-segments as well as franchise and equipment finance. Due to their unique risk profiles, MWL and municipal finance are excluded from this ratio.

5

NIDDA represents the highest balance and percentage in the Company’s history and is well positioned for continued growth ($ in millions) $3,778 $3,447 $3,889 $4,027 $2,369 $10,171 $9,937 $10,165 $9,940 $9,959 $5,584 $6,609 $6,189 $6,449 $6,619 $9,113 $8,625 $9,110 $8,944 $9,935 $28,646 $28,618 $29,353 $29,360 $28,881 2.37% 2.31% 2.10% 2.09% 1.92% Spot APY Non-Interest Demand Interest Demand Money Market / Savings Time 2Q25 3Q25 4Q25 1Q26 2Q26 6 NIDDA % 31.8% 30.1% 28.8% 30.5% 34.4% Brokered % 14.3% 15.7% 16.6% 15.6% 10.5% Diverse deposit book by sector; largest industry verticals at June 30: National Title Solutions $4.9 billion National HOA $2.4 billion Ending Deposit Trend Average Deposit Trend NIDDA up $564 million Q-o-Q; up $1.0 billion for the 12 months $27,677 $27,246 $28,354 $28,494 $28,728 $15,231 $15,122 $15,284 $15,467 $15,715 $7,994 $8,203 $8,708 $8,463 $9,028 $4,452 $3,921 $4,361 $4,563 $3,986 2.47% 2.38% 2.18% 2.12% 2.05% Quarterly Cost of Deposits Avg Brokered IB Deposits Avg NIDDA Avg Core IB Deposits 2Q25 3Q25 4Q25 1Q26 2Q26

Loan Trends ($ in millions) $7,304 $7,131 $6,983 $6,856 $6,655 $6,473 $6,534 $6,811 $6,886 $7,007 $8,686 $8,556 $9,030 $8,886 $8,681 $627 $709 $728 $805 $877 $844 $772 $722 $701 $709 $23,934 $23,702 $24,274 $24,135 $23,929 Residential CRE C&I MWL Other 2Q25 3Q25 4Q25 1Q26 2Q26 7 Ending Loan Portfolio Trend Average Loan Portfolio Trend $7,381 $7,225 $7,048 $6,929 $6,754 $6,308 $6,389 $6,640 $6,791 $6,938 $8,745 $8,491 $8,553 $8,752 $8,707 $616 $638 $716 $649 $731 $851 $776 $741 $714 $709 $23,901 $23,519 $23,698 $23,835 $23,839 Residential CRE C&I MWL Other 2Q25 3Q25 4Q25 1Q26 2Q26

Loan Trends Cont. ($ in millions) 8 $24,135 $120 ($205) $72 ($200) $8 $23,929 1Q26 CRE C&I MWL Resi Other 2Q26 Second Quarter 2026 Ending Loan Attribution 5.55% 5.53% 5.37% 5.31% 5.31% 2Q25 3Q25 4Q25 1Q26 2Q26 Quarterly Loan Yield (Avg) (1) Includes $237 million of strategic exits. (1)

High Quality Diversified CRE Portfolio At June 30, 2026 ($ in millions) 9 $7.0 billion 47% 21% 32% FL NY Tri-State Other 20% 24% 17% 22% 6% 10% 1% Office Warehouse/Industrial Multifamily Retail Hotel Construction & Land Other 1.76 1.82 1.93 1.86 1.68 3.62 1.85 Office Industrial Multifamily Retail Hotel Other Total 65.6% 49.6% 53.0% 58.0% 47.6% 48.3% 55.6% Office Industrial Multifamily Retail Hotel Other Total 54% 45% 39% 39% 76% 29% 54% Office Industrial Multifamily Retail Hotel Other Construction and Land 23% 7% 43% 19% 11% 3% 20% 23% 48% 18% 42% 13% 68% 26% Other FL NY Tri- State CRE Portfolio by Property Type Wtd. Avg. DSCR by Property Type CRE Portfolio by Geography Geographic Data by Property Type Wtd. Avg. LTV by Property Type

Commercial and Industrial Loans(1) At June 30, 2026 ($ in millions) 10 14.1% 8.7% 8.3% 8.1% 8.2% 8.2% 7.3% 7.9% 3.4% 5.4% 4.9% 3.7% 3.6% 2.8% 1.3% 1.9% 1.2% 1.0% Finance and Insurance Health Care Utilities Wholesale Trade Manufacturing Construction Educational Services Transport / Warehousing Information R/E and Rental & Leasing Prof., Scientific, Tech. Svcs. Retail Trade Other Services Public Administration Arts, Entertainment, and Rec. Adm., Support and Waste Mgnt. Accom. & Food Services Other $8,886 $386 ($351) ($237) ($3) $8,681 1Q26 Production Payments/ Payoffs Strategic Exits Net Charge- Offs 2Q26 29% 29% 9% 18% 15% FL NY Tri State GA, TX, NC Other NDFI Diverse Industry Exposure Geographic Distribution Second Quarter 2026 Ending C&I Loan Walk $8.7 billion (1) Includes $2.0 billion in owner-occupied real estate, excludes MWL.

Drivers of Change in the ACL ($ in millions) 11 $208.8 $10.7 $4.8 ($3.6) ($6.9) ($6.4) $10.1 $217.5 1Q26 2Q26 % of Total Loans 0.87% 0.91% Increase in Specific Reserves Risk Rating Migration Change in Qualitative Overlay Portfolio Changes and Other Net Charge- Offs Economic Forecast Current market adjustment Scenario weighting Changes to forward path of forecast Portfolio composition changes New production, net of exits Changes in borrower financials Some elements related to economic uncertainty now being captured in quantitative modeling

Allocation of the ACL ($ in millions) 12 Office Portfolio ACL at 2Q26 was 1.98% $222.7 $219.9 $219.8 $208.8 $217.5 0.93% 0.93% 0.91% 0.87% 0.91% ACL ACL Ratio 2Q25 3Q25 4Q25 1Q26 2Q26 $12.7 $14.7 $24.9 $36.1 0.23% 0.27% 0.30% 0.37% 0.35% Net Charge-Offs Net Charge-Offs Ratio, Trailing 12 Months 2Q25 3Q25 4Q25 1Q26 2Q26 Allowance for Credit Losses Net Charge-Offs Composition of ACL at June 30, 2026 Balance % of Loans Commercial: Commercial real estate $58.6 0.84 % Commercial and industrial 145.6 1.68 % Franchise and equipment finance 0.4 0.60 % Total commercial 204.6 1.30 % Pinnacle - municipal finance 0.1 0.02 % Residential and mortgage warehouse lending 12.8 0.17 % Allowance for credit losses $217.5 0.91 % Net Charge-Offs, Trailing 12 months was 0.35% $6.4

Non-Performing Metrics ($ in millions) 13 1.57% 1.60% 1.54% 1.14% 0.94% 1.42% 1.43% 1.38% 1.00% 0.81% NPL Excl. Guaranteed Portion of Non-Accrual SBA Loans NPL Ratio 2Q25 3Q25 4Q25 1Q26 2Q26 NPL RatioNon-Performing Loans by Portfolio Segment $376 $379 $373 $275 $224 $23 $23 $23 $23 $26 $142 $136 $97 $67 $30 $167 $173 $211 $149 $135 $4 $3 $2 $1 $1 $36 $40 $38 $34 $32 $4 $4 $2 $1 Residential CRE C&I Franchise and Equipment Guaranteed Portion of SBA Non-Guaranteed Portion of SBA 2Q25 3Q25 4Q25 1Q26 2Q26 1.08% 1.10% 1.08% 0.79% 0.66% 0.98% 0.99% 0.97% 0.69% 0.57% NPA Excl. Guaranteed Portion of Non-Accrual SBA Loans NPA Ratio 2Q25 3Q25 4Q25 1Q26 2Q26 NPA Ratio $30 Non-Performing CRE Loans by Property Type At June 30, 2026 $30 million $48 $3 $16Office Industrial Multifamily - NY Rent Regulated At March 31, 2026 $67 million

Criticized and Classified Loans Trend ($ in millions) 14 $130 $137 $175 $177 $175 $89 $55 $82 $67 $34 $41 $82 $93 $110 $141 Commercial Real Estate Commercial 2Q25 3Q25 4Q25 1Q26 2Q26 $312 $312 $310 $217 $166 $142 $136 $97 $67 $30 $170 $176 $213 $150 $136 Commercial Real Estate Commercial 2Q25 3Q25 4Q25 1Q26 2Q26 (1) Excludes SBA. (2) Includes C&I and franchise and equipment finance Special Mention Substandard Non-Accruing and Doubtful $725 $715 $658 $604 $669 $515 $517 $471 $412 $406 $210 $198 $187 $192 $263 Commercial Real Estate Commercial 2Q25 3Q25 4Q25 1Q26 2Q26 $1,167 $1,164 $1,143 $998 $1,010 $746 $708 $650 $546 $470 $421 $456 $493 $452 $540 Commercial Real Estate Commercial 2Q25 3Q25 4Q25 1Q26 2Q26 Total Criticized and Classified Substandard Accruing (1) (1)(2) (1) (1)(2) (1) (1)(2) (1) (1)(2)

2026 Guidance 15 Key Forecast Assumption Updates • Continued economic strength • Utilize the forward interest rate curve • 1 Federal Funds rate increase in 4Q26 • Utilize remaining $146 million of stock buyback capacity by year end 2025 2026 Guidance Metric Actual Previous Current Loans Core 5% 6% 4 - 5% Resi/Other (10)% (8)% (8)% Total —% 2% 1 - 2% Average Deposits NIDDA 12% 12% 13% Total ex Brokered 6% 6% 6% Revenue 8% 8% 5 - 6% Net Interest Income 8% 9% 5 - 6% Full Year NIM 2.95% NA 3.08% Fourth Quarter NIM 3.06% 3.20% 3.15% Non-Interest Income 7% 6% 7% Expenses 3% 4% 5% Credit Provision $68 $68 $68 - $72 Capital (CET1) 12.3% 11.6% 11.8% Tax Rate 26% 26% 26%

Appendix

Loans to Non-Depository Financial Institutions (NDFI) 17 “Other” includes REITs, B2C, Private Equity Funds, Insurance Carriers and Investment Services NDFI Portfolio Characteristics $1.3B NDFI Exposure - down $207 million YTD 5% of total loans; 7% of commercial loans One loan past due 30 - 59 days Excludes $877 million in MWL $1,437 ($159) $13 ($18) $1,273 1Q26 Capital Call / Subscription Lines B2B Other 2Q26 B2B $278 Capital Call / Subscription Lines $329 Other $666 Second Quarter 2026 Ending NDFI Walk ($ in millions) NDFI Portfolio Distribution ($ in millions)

Allocation of the ACL

	December 31, 2025		March 31, 2026		June 30, 2026	
	Balance	% of Loans	Balance	% of Loans	Balance	% of Loans
Commercial:						
Commercial real estate	$58.3	0.86 %	$55.7	0.81 %	$58.6	0.84 %
Commercial and industrial	148.6	1.65 %	141.9	1.60 %	145.6	1.68 %
Franchise and equipment finance	0.9	0.93 %	0.4	0.47 %	0.4	0.60 %
Total commercial	207.9	1.30 %	198.0	1.25 %	204.6	1.30 %
Pinnacle - municipal finance	0.1	0.02 %	0.1	0.02 %	0.1	0.02 %
Residential and mortgage warehouse lending	11.9	0.15 %	10.7	0.14 %	12.8	0.17 %
Allowance for credit losses	**$219.8**	**0.91 %**	**$208.8**	**0.87 %**	**$217.5**	**0.91 %**

Office Portfolio ACL: 1.98% at June 30, 2026, 1.69% at March 31, 2026

Asset Quality Ratios	December 31, 2025	March 31, 2026	June 30, 2026
Non-performing loans to total loans(1)	1.54 %	1.14 %	0.94 %
Non-performing loans, excluding the guaranteed portion of non-accrual SBA loans, to total loans	1.00 %	1.00 %	0.81 %
Non-performing assets to total assets(1)	1.08 %	0.79 %	0.66 %
Non-performing assets, excluding the guaranteed portion of non-accrual SBA loans, to total assets	0.97 %	0.69 %	0.57 %
Allowance for credit losses to non-performing loans(1)	58.99 %	75.90 %	97.14 %
Net charge-offs to average loans(2)	0.30 %	0.61 %	0.36 %
Net charge-offs to average loans, trailing twelve months	0.30 %	0.37 %	0.35 %

1. Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $31.8 million, $33.8 million and $37.9 million at June 30, 2026, March 31, 2026 and December 31, 2025, respectively.
2. Annualized for the three months ended March 31, 2026 and the six months ended June 30, 2026.

18

Residential Portfolio Overview 19 34% 12% 13% 27% 1% 13%30 Yr Fixed 15 & 20 Year Fixed 10/1 ARM 5/1 & 7/1 ARM Formerly Covered Govt Insured 33% 25% 39% 3% 60% or less 61% - 70% 71% - 80% More than 80% 76% 14% 10% >759 720-759 <720 or NA 73% 15% 3% 3% 4% <1% Prior 2022 2023 2024 2025 2026 High quality residential portfolio consists primarily of high FICO, low LTV, prime jumbo mortgages with de- minimis charge-offs since inception as well as government insured loans (1) Excludes government insured residential loans. FICOs are refreshed routinely. LTVs are typically at origination Residential Loan Product Type Breakdown by LTV(1) FICO Distribution(1) Breakdown by Vintage(1)

High Quality, Short-Duration Securities Portfolio 20 36% 27% 26% 8% 3% US Government and Agency Private label RMBS and CMOs Private label CMBS CLOs Other GOV 36% AAA 54% AA 5% A 3% NR 2% December 31, 2025 March 31, 2026 June 30, 2026 Portfolio Net Unrealized Loss Fair Value Net Unrealized Loss Fair Value Net Unrealized Loss Fair Value US Government and Agency ($51) $3,424 ($51) $3,457 ($57) $3,340 Private label RMBS and CMOs (193) 2,491 (195) 2,516 (201) 2,526 Private label CMBS (14) 2,168 (16) 2,402 (15) 2,364 CLOs — 781 (1) 772 (1) 772 Other (9) 394 (9) 352 (8) 309 ($267) $9,258 ($272) $9,499 ($282) $9,311 Portfolio Composition Rating Distribution No expected credit losses on AFS securities Unrealized losses just 3% of amortized cost AFS portfolio duration of 2.01; approximately 65% of the portfolio floating rate

Non-GAAP Financial Measures

BankUnited

Net income, EPS, ROA and ROE excluding the impact of the write-off are non-GAAP financial measures. Disclosure of these measures enhances the reader's ability to compare the Company's performance for 4Q25 to other periods presented. PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts. Tangible book value per common share is also a non-GAAP financial measure. Management believes this measure is relevant to understanding the capital position and performance of the Company. Disclosure of this non-GAAP financial measure also provides a meaningful basis for comparison to other financial institutions as it is a metric commonly used in the banking industry.

The following tables reconciles these non-GAAP financial measurements to the comparable GAAP financial measurements of net income, EPS, ROA and ROE for 4Q25 and PPNR for the periods presented (in millions except share and per share data):

	4Q25
Net income (GAAP)	$ 69
Write downs on capitalized software	4
Tax effect of adjustment	(1)
Adjusted net income	**$ 72**
Average assets	$ 35,186
ROA	0.78 %
Adjusted ROA	**0.81 %**
Average stockholders' equity	$ 3,095
ROE	8.9 %
Adjusted ROE	**9.2 %**
EPS (GAAP)	$ 0.90
Write downs on capitalized software	0.04
Adjusted EPS	**$ 0.94**

	2Q25	3Q25	4Q25	1Q26	2Q26
Pre-Provision Net Revenue ("PPNR")					
Income before income taxes (GAAP)	$ 94	$ 98	$ 90	$ 82	$ 94
Plus: provision for credit losses	16	12	26	25	16
PPNR	**$ 110**	**$ 110**	**$ 115**	**$ 106**	**$ 110**
Total stockholders' equity	$ 2,953	$ 3,032	$ 3,054	$ 3,016	$ 3,003
Less: goodwill and other intangible assets	78	78	78	78	78
Tangible stockholders' equity	$ 2,875	$ 2,955	$ 2,976	$ 2,938	$ 2,926
Common shares issued and outstanding	75,218,911	75,242,935	74,138,066	73,354,206	72,276,530
Book value per common share (GAAP)	**$ 39.26**	**$ 40.30**	**$ 41.19**	**$ 41.11**	**$ 41.55**
Tangible book value per common share	**$ 38.23**	**$ 39.27**	**$ 40.14**	**$ 40.05**	**$ 40.48**

21